                                                                   EXHIBIT 3.101

                                   SHORT FORM
                               OPERATING AGREEMENT
                                       OF
                              LEBANON HOSPITAL, LLC

                                     MEMBERS

                                                                                      Cash Contributed or Agreed
                                           Aggregate          Percentage Interest     Value of Other Property or
                                      Percentage Interest         of Each Class           Services Contributed
-----------------------------------------------------------------------------------------------------------------
       Name, Address, TIN            Financial   Governance   Financial   Governance
-----------------------------------------------------------------------------------------------------------------
BHC Lebanon Hospital, Inc.                 100%         100%        100%         100%                  $2,023,241
102 Woodmont Boulevard, Suite 800
Nashville, Tennessee 37205

EIN: 62-1664738
-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

                              LEBANON HOSPITAL, LLC
                               OPERATING AGREEMENT

                       PARTIES TO CONTRIBUTION AGREEMENTS

                             Class of Membership Interest    Amount of Cash or Value of
                              and Percentage Interest to    Property or Services Required   Time at Which Contribution is
    Name, Address, TIN               be Acquired                  to be Contributed              Required to be Made
-------------------------------------------------------------------------------------------------------------------------
BHC Lebanon Hospital, Inc.               100%                                                       June 30, 1998
102 Woodmont Boulevard
Suite 800
Nashville, Tennessee 37205

TIN: 62-1664738
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================

                              LEBANON HOSPITAL, LLC
                               OPERATING AGREEMENT

                  PARTIES TO CONTRIBUTION ALLOWANCE AGREEMENTS

                             Class of Membership Interest     Amount of Cash or Value of Property         Time at Which
                             and Percentage Interest Able   or Services that must be Contributed to   Contribution is to be
    Name, Address, TIN              to be Acquired                      Acquire Interest                       Made
---------------------------------------------------------------------------------------------------------------------------
          None
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

                              LEBANON HOSPITAL, LLC
                               OPERATING AGREEMENT

                         ASSIGNEES OF FINANCIAL RIGHTS

                               Name of
    Name, Address, TIN         Assignor     Amount of Financial Rights Assigned
--------------------------------------------------------------------------------
          None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                              LEBANON HOSPITAL, LLC
                               OPERATING AGREEMENT

                         MANAGERS AND TAX MATTERS MEMBER

                              President:   Edward A. Stack

Vice President, Secretary and Treasurer:   Michael E. Davis

                         Vice President:   James R. Laws

                         Vice President:   Neal G. Cury, Jr.

                         Other Officers:   None

                     Tax Matters Member:   BHC Lebanon Hospital, Inc.

             Principal Executive Office:   102 Woodmont Boulevard
                                           Suite 800
                                           Nashville, Tennessee 37205

                               Managers:   Edward A. Stack
                                           Michael E. Davis

Except as provided herein, the LLC shall be controlled by the default rules of the Delaware Limited Liability Company Act and the provisions of the Articles. The Membership Interest Financial Rights and Governance Rights are as set forth herein. Membership Interests and Financial Rights may only be assigned upon the Majority Vote of the non-transferring Members. New Members may only be admitted on a Majority Vote of the Members. For these purposes, "Majority Vote" shall mean a majority of the Governance Rights entitled to vote on the matter, whether or not present at a meeting.